Exhibit 10-26

$705,310.00              DEMAND UNSECURED NOTE

May 7, 2010

              FOR VALUE RECEIVED, the undersigned, CELLCEUTIX CORPORATION (the “Maker”), promises to pay to the order of Leo Ehrlich (“Lender”), at 100 Cummings Center, Suite 151-B, Beverly, MA 01915, or at such other location as Lender shall designate, the principal sum of Seven Hundred Five Thousand Three Hundred Ten and 00/100 Dollars ($705,310.00).  The aggregate unpaid principal and interest of such loan shall be paid by the Maker on demand.

              1.              Interest.  This Note shall bear interest from the date hereof on the aggregate unpaid principal amount hereof at the rate of six per cent (6.00%) per annum until September 30, 2009 and at the rate of nine per cent (9%) per annum thereafter.  All payments under this Note shall be treated first as payments of interest accrued as of the date of payment and then as payments of principal.

              2.              Repayment.  The Maker, from time to time, may repay this Note in whole or in part without premium or penalty, but with accrued interest to the date of repayment on the amount repaid. Each partial repayment of this Note shall be applied first to accrued interest, then to principal.

              3.              Cost of Collection.  The Maker agrees to pay the costs and expenses of collection incurred in connection with the enforcement by Lender or any other holder hereof of any of its rights under this Note, including, without limitation, reasonable attorneys' fees and disbursements.

              4.              Indemnity.  The Maker agrees to indemnify and hold harmless Lender and each of Lender’s agents, affiliates and advisors from and against all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel) that may be incurred by or asserted against Lender or any such agent, affiliate or advisor in connection with or arising out of any investigation, litigation or proceeding related to or arising out of this Note or any transaction contemplated hereby, excluding any such claims, damages, losses, liabilities or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee.  The obligations of the Maker under this indemnity shall survive the payment in full of this Note.

              5.              Waiver.  The Maker hereby waives presentment for payment, demand, notice of dishonor, and protest of this Note.  The Maker also hereby waives any and all existing and future claims and offsets against amounts due under this Note and agrees to pay in accordance with the terms of this Note all amounts due under this Note regardless of any claim which may be asserted by or on behalf of the Maker.

              6.              Governing Law.              THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MASSACHUSETTS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

              7.              Amendment.  No term or provision of this Note may be waived, altered, modified, or amended, except as Lender may consent thereto in writing.

              8.              Transfer.  Lender may transfer this Note, in whole or in part, and deliver to the transferee all or any part of the property then held by it as security hereunder, and the transferee shall thereupon become vested with all the powers and rights of Lender with respect to the property under this Note and the Financing Statements.  Lender thereafter shall be forever relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights and powers given with respect to interests in this Note and to property not so transferred.

                    9.                  This Note replaces all earlier notes issued to Leo Ehrlich.

              IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

  CELLCEUTIX CORPORATION

   By: _______________________________
   Name:               George W. Evans
   Title:              Chief Executive Officer